EMPLOYMENT AGREEMENT
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Employment  Agreement ("Agreement") dated as of August 19, 1997 by and between
INNODATA CORPORATION, a Delaware corporation with an office at 95 Rockwell Place, Brooklyn, New York 11217 (the "Company"), and JACK S. ABUHOFF, with a residence at 263 West 93rd Street, Apt. 8, New York, NY 10025 (the "Executive").

                               W I T N E S E T H
                               - - - - - - - - -

1.       Employment. The Company hereby employs Executive as President and CEO
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of  the  Company  for  and  during  the term hereof. In a separate letter, the
Chairman of the Board has committed to vote shares owned and controlled by him toward Executive continuing to serve as Director of the Company for and during the term hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

2.      Duties of Executive.  The Executive shall have such duties, consistent
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with his office, as may be reasonably assigned to him from time to time by the
Board  of  Directors,  and he shall report directly to the Board of Directors.

3.        Full Business Time. The Executive agrees to devote his full business
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time  and services to the faithful performance of his duties hereunder. During the term of his employment, Executive shall engage in no other business activities whatsoever during normal working hours and shall perform his services from the premises of the Company.


4.        Term.     The term of this Agreement shall commence on September 15,
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1997 and end on September 14, 2000.  Either party may elect to terminate as of
September 15 of any year by giving written notice to the other party prior to May 15 of that year. If the Company terminates Executive's employment as of September 15 of any year, then Executive will continue to receive his base salary at the rate then in effect through November 15 of that year.

5.          Compensation.
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(a)       The Company shall pay the Executive a base annual salary at the rate of  $200,000  per  annum.

(b) Mutually agreed-upon goals and expectations for each six month period shall be established in writing within 30 days of the commencement of the term hereof and thereafter in conjunction with semi-annual reviews conducted by May 15 and September 1 of each year commencing in 1998. Bonuses, if any, will be at the discretion of the Board.

(c) Salary payments shall be made in monthly payroll installments. Salary and bonus payments, if any, shall be subject to deduction for applicable U.S. Federal, State and local withholding taxes.

(d) Upon signing of this Agreement, Executive will be granted five-year options, exercisable upon the earliest to occur of (i) five years after date of grant; (ii) the date the market price is at least $2.50 for ten consecutive trading days; or (iii) in the event of a sale of the Company as contemplated in Subparagraph (g) hereof in which the sale price is above $2.50 per share, to purchase 30,000 shares of the Company's Common Stock at $1.00 per share; 50,000 at $2.00 per share; 70,000 at $3.00 per share; 90,000 at $4.00 per share;  and  100,000  at  $7.00  per  share.

(e)    (i)     On each December 31 during the term of this Agreement, the
Company shall grant to the Executive a five-year option to purchase 31,000 shares of the Company's Common Stock at the lowest market price of a share of Common Stock during the 60 days preceding such date of grant.

     (ii) Options granted hereunder shall be Nonstatutory. The vesting and other provisions and restrictions of such options shall conform to the option award letter contained as Exhibit A hereto (which provides that such options shall be subject to the same terms and conditions as if it were granted under the Company's 1995 Stock Option Plan (a copy of which is attached as Exhibit B hereto).

(f) An automobile allowance of $1,300 per month during the term of the Agreement.

(g) In the event a sale of the Company (third party or parties in a series of related transactions acquires more than 50% of Company) is made while Executive is employed or within the 90 day period after termination of employment (including termination due to death or disability, but specifically not including termination "for cause"), Executive will receive $50,000 for each full dollar of sale price above $2.00 per share.

6.          Employment  Benefits.
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(a)      While he is an employee of the Company, the Company shall provide the
Executive and all dependents of the Executive with group medical and dental insurance in amounts of coverage available to senior executives of the Company with participation paid on the same terms as other senior executives. However, if the Executive does not meet the requirements of the Company's insurance underwriters, the Company will not provide such insurance but will instead pay to the Executive an amount equal to the premium which the Company would have paid had the Executive met such requirements and had he participated in such insurance on the same terms as other senior executives

(b) The Executive shall be entitled to a paid vacation each year during the term of this Agreement equivalent to four weeks of time, which vacation shall be taken by the Executive in accordance with the business requirements of the Company at the time and its personnel policies then in effect relative to this subject. Two week's vacation per year may be carried over from one year to the next.

(c) The Executive shall be entitled to 401(k) participation to the extent such participation is made available to other senior executives, and he shall also be entitled to whatever perquisites and pension, benefit and retirement plans are made available to any senior officer of the Company.

(d) The Executive shall be entitled to reimbursement for his normal travel expenses on behalf of the Company and for travel for Executive's wife and child where trip is overseas and for a duration exceeding two weeks, and at other times when he reasonably elects to have them accompany him.

7.        Termination.  Notwithstanding any other provision in this Agreement:
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(a)      Death.  If the Executive dies during the term of this Agreement, this
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Agreement  shall  automatically  terminate  as  of the date of the Executive's death.

(b)          Disability.    If  the  Executive is unable to perform his duties
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hereunder as a result of any physical or mental disability which continues (i)
for 90 consecutive days or (ii) for 120 days in any 365 day period, then the Company may terminate this Agreement upon 30 days' written notice to Executive, provided that Executive's salary shall continue until the earlier to occur of (x) the date on which he commences receiving disability insurance (if any), or (y) 90 days after the date of termination.

(c)        Termination by the Company for Cause.  The Company may by action of
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the  Board  (of  which  the  Executive shall have not less than 15 days' prior notice and at which the Executive, but not his attorney, shall be entitled to be heard) terminate the Executive's employment for cause. Termination "for cause" shall mean termination upon written notification to the Executive for one or more of the following reasons:

     (i) Conviction by a court of competent jurisdiction in the United States of a felony or a crime involving the Company; or

     (ii) Persistent and willful refusal to perform duties or willful misconduct with respect to obligations under this Agreement, after notice to the Executive of the particular details thereof and a period of thirty (30) days to correct such refusal or misconduct, and the failure of such refusal or misconduct to be cured at the end of such period, provided that no such cure period shall apply if such refusal or misconduct is not susceptible to cure, and provided further that if any such refusal or misconduct is not susceptible to cure within such 30-day period such period shall be extended for not more than 180 additional days provided that during such period the Executive is diligently prosecuting such cure.

(d) Upon resignation of Executive or upon each termination aforesaid, Executive or his estate shall be entitled to receive his base salary to the date of resignation or termination and any amounts owed under Paragraph 5(g) hereof.

(e)  (i)      The Company may terminate this Agreement without cause at any time,  provided that Executive shall be entitled to receive (1) the greater of
(i) his then current monthly base salary in normal payroll installments throughout the balance of the then current term of this Agreement as if he were still employed and (ii) his then current monthly base salary in normal payroll installments for six months after date of termination as if he were still employed, and (2) COBRA insurance throughout the balance of the then current term of this Agreement will be provided by the Company under the same financial terms as similar insurance is provided under Paragraph 6(a) during the term hereof.

     (ii) The Executive is deemed to have been terminated without cause if the Company breaches any of its material obligations under this Agreement, if the Company purports to terminate this Agreement when not permitted hereunder, if the Company reduces Executive's compensation below the amount provided for in this Agreement, or if the Company assigns to the Executive duties which are not consistent with his office set forth in Section 1, but in each case only if within 90 days after the occurrence of such action or event, Executive gives notice to the Company of his intention to terminate his employment hereunder, the Company does not revoke or cure any such action or event within 60 days after the date of such notice, and Executive resigns his employment within 30 days thereafter.

8.          Confidentiality  Agreement  and  Ownership  of  Information.
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(a)        During Executive's employment and for three years after Executive's employment (except, during the course of his employment, if in furtherance of the Company's business):

     (i) Executive will not disclose to any person or entity, without the Company's prior consent, any confidential or proprietary information, whether prepared by him or others.

     (ii) Executive will not directly or indirectly use any such information other than as directed by the Company in writing.

     (iii) Executive will not remove confidential or proprietary information from the premises of the Company without the prior written consent of the Company.

(b)    (i)        Upon termination of his employment for whatever reason, with or without cause, Executive will promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of (1) confidential or proprietary information that is in his possession, custody or control, whether prepared by him or others, and (2) all records, designs, patents, plans, manuals, memoranda, lists and other property delivered to Executive by or on behalf of the Company or by its customers (including, but not limited to, custo-mers obtained for the Company by Executive), and all records com-piled by the Executive which pertain to the business of the Company, whether or not confidential. All such material shall be and remain the property of the Company and shall be subject at all times to its discretion and control.

     (ii)     Information  shall  not  be  deemed  confidential  if:

         (A) such information was available to the public prior to disclosure thereof by Executive, or

         (B) such information shall, other than by an act or omission on Executive's part, be or become available to the public or lawfully made available by a third party without restrictions as to disclosure.

     (iii) Confidential information may be disclosed where required by law, provided that Executive first gives to the Company not less than 15 days' prior notice of such disclosure and affords to the Company the reasonable opportunity to obtain protective or similar orders, where available.

9.          Non-Compete  Provisions
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(a)      During the Limitation Period (as hereinafter defined), Executive will not anywhere in the world directly or indirectly be employed by (i) any person or entity in a division or other department which competes to any material extent with the business the Company shall be conducting at the time of termination or (ii) any person or entity the major business of which is competitive with the Company, nor will Executive directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, or other services. The foregoing shall not prohibit Executive from owning not in excess of 2% of the outstanding stock of any company which is a reporting company under the Securities Act of 1934.

(b) During the Limitation Period, Executive will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons) approve, solicit or retain, or assist in the employment or retention (whether as an employee, consultant or otherwise) of, any person who was an employee of the Company at any time during the 90-day period preceding the termination of Executive's employment.

(c) The "Limitation Period" means the period during which Executive is actually employed by the Company or compensated as such (but not including any time during which Executive is being paid compensation in the nature of severence as contemplated under Paragraph 4 or Paragraph 7 (e)) and the following number of months:

     (i) two months after initial year of this Agreement if employment is terminated by the Company prior to May 15, 1998;

     (ii) six months if the Executive's employment is terminated by his resignation or "for cause" at any time prior to September 15, 1998; and

     (iii) 12 months if the Executive's employment is terminated after September 15, 1998 by his resignation or if Executive is dismissed "for cause."

(d) Since monetary damages may be inadequate and the Company will be irreparably damaged if the provisions of Section 8 and this Section 9 are not specifically enforced, the Company shall be entitled, among other remedies to an injunction restraining any violation of any such provision (without any bond or other security being required) by Executive and by any person or entity to whom Executive provides or proposes to provide any services in violation of such provision.

(e) If any provision contained in this Section is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein. The courts enforcing this Section shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

10.      Inventions.  Executive shall disclose promptly to the Company any and
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all  inventions, improve-ments and valuable discoveries, whether patentable or not, which are conceived or made by Executive solely or jointly with another during his employment and which are related to the business or activities of the Company or which Executive conceives as a direct result of his employment by the Company, and Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever request-ed to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

11.        Use of General Abilities. Nothing contained in this Agreement shall
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restrict  Executive  after  the  termination  of  his  employment  under  this
Agreement from using his general business, organizational and financial abilities, and the exertion of his efforts, in the prosecution and development of any business, so long as the specific non-compete and other provisions of this Agreement are not thereby violated.

12.          General  Provisions
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(a)        Notices.  All notices, requests, consents, and other communications
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under  this  Agreement  shall  be  in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by Federal Express, addressed to the respective parties at their address set forth above. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above. A copy of each notice to Executive shall be forwarded to Donald C. Pasulka, Esq., Ross & Hardies, 150 North Michigan Avenue, Chicago, Illinois 60601. A copy of each notice to the Company shall be forwarded to Oscar D. Folger, Esq., at 521 Fifth Avenue, New York, New York 10175. All such copies shall be given in the manner provided for notices in this Section.

(b)          Severability.    If  any provision contained in this Agreement is
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determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

(c)      Waiver, Modification and Integration.  The waiver by any party hereto
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of  a  breach  of  any  provision  of  this  Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument contains the entire agreement of the parties concerning employment and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

(d)      Binding Effect. This Agreement shall be binding upon and inure to the
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benefit  of the Company and its successors and permitted assigns, and upon the
Executive, his heirs and his executors and administrators. Executive shall not
be  entitled  to    assign  his  duties  hereunder.

(e)          Jurisdiction,  Etc.  All  disputes hereunder shall be exclusively
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determined  and  resolved  by the American Arbitration Association in New York
City or by other mutually agreeable arbitration panels. Service of process shall be effective when forwarded in the manner provided for notices hereunder. Trial by jury is waived. The prevailing party in any dispute shall be entitled to recover reasonable attorney's fees and costs.

(f)       Governing Law.  This Agreement shall be governed by and construed in
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accordance  the  laws  of  the  State  of  New  York.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

INNODATA  CORPORATION

By:  __________________________
       Its:    Chairman  of  the  Board


_____________________________
Jack  S.  Abuhoff